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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-4 of Horizon/CMS Healthcare Corporation of our report dated February 11, 1995, except as to the March 1995 acquisitions described in the last four paragraphs of Note 15, which is as of March 21, 1995, and as to subsequent financing activities and merger agreement described in Note 16, which is as of December 21, 1995, relating to the financial statements of Pacific Rehabilitation & Sports Medicine, Inc. which appears in such Proxy Statement/ Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the year ended December 31, 1994 of Pacific Rehabilitation & Sports Medicine, Inc. listed under Schedule II of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule. We also consent to the use of our report dated September 29, 1995 relating to the combined financial statements of Physical Therapy Clinic of Tualatin, Inc.; Roger J. Miller Enterprises, Inc. dba Lake Oswego Physical Therapy; John Phillipe and Wayne Crinklaw dba Hillsboro Physical Therapy Clinic; Northwest
Physical Therapy Clinic, Inc.; Eischen Physical Therapy, Inc.; Longview Physicians' Physical Therapy Services, P.S.; and Oregon City Physical Therapy, Inc. which appears in such Proxy Statement/Prospectus. We also consent to the use of our report dated September 15, 1995 relating to the financial statements of Samuel H. Esterson, P.T.; our report dated September 1, 1995 relating to the financial statements of Michael C. Gibbons, P.T. dba Tigard Physical Therapy; our report dated June 30, 1995 relating to the financial statements of Arthritis, Trauma & Sports Physical Therapy, Inc.; our report dated May 12, 1995 relating to the financial statements of Center for Industrial Medicine, Inc.; our report dated April 7, 1995 relating to the financial statements of NW Center for Sports Medicine and Physical Therapy, Inc.; our report dated August 19, 1994 relating to the financial statements of Advanced Rehabilitation Technologies, Inc.; our report dated July 19, 1994 relating to the financial statements of Michael D. Mericle, P.T.; our report dated July 9, 1994 relating to the financial statements of Care Concepts, Inc. dba Pacific Physical Therapy; and our report dated July 1, 1994 relating to the financial statements of Professional Athletic Rehabilitation, Inc., all of which appear in such Proxy Statement/Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Historical and Unaudited Pro Forma Financial Information" in such Proxy Statement/Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical and Unaudited Pro Forma Financial Information."


                                          /s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP


Portland, Oregon,
February 26, 1996